                                                        Exhibit 11
                                                        ----------


                         SYNETIC, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   THREE MONTHS ENDED
                                                      SEPTEMBER 30,
                                                  ---------------------
                                                   1998           1997
                                                  -------       -------

Basic earnings from operations.........  (A)      $ 2,004       $ 1,492

Assumed conversion of convertible
 debentures(1).........................                 -             -
                                                  -------       -------

Diluted earnings from operations.......  (B)      $ 2,004       $ 1,492
                                                  =======       =======

Weighted average shares
 outstanding - basic...................  (C)       18,409        17,615

Common stock equivalents for dilutive
 earnings per share using
 the treasury stock method.............             2,246         1,830
                                                  -------       -------

Additional equivalent shares upon
 assumed conversion of convertible
 debentures(1).........................                 -             -
                                                  -------       -------

Weighted average shares and common
 equivalent shares outstanding
 for diluted earnings per share........  (D)       20,655        19,445

EARNINGS PER SHARE

Basic..................................  (A)/(C)  $   .11       $   .08

Diluted................................  (B)/(D)  $   .10       $   .08

--------------------

(1) The Convertible Debenture conversion is not included in the computation of earnings per share as it is anti-dilutive for all periods presented.